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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-65329, 333-65327, 333-35887, 333-65916, 33-65918 and 333-42182 of Mylan
Laboratories Inc. on Form S-8 of our report dated April 30, 2003 (May 28, 2003 as to Note 11), which report expressed an unqualified opinion and includes an explanatory paragraph relating to Mylan Laboratories Inc.'s change in method of accounting for goodwill appearing in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2003.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
June 20, 2003